UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2017

WMIH Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14667	91-1653725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FIFTH AVENUE PLAZA 800 FIFTH AVENUE, SUITE 4100 SEATTLE, WASHINGTON		98104
(Address of Principal Executive Offices)		(Zip Code)

(206) 922-2957

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2017, WMIH Corp. (the “Company”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. Based on the closing bid price of the Company’s common stock, $0.00001 par value (“Common Stock”) for the thirty (30) consecutive business days prior to the date of the Notification Letter, the Company no longer meets the minimum bid price requirement.

The Notification Letter does not impact the Company’s listing on The Nasdaq Capital Market at this time. The Notification Letter states that the Company has 180 calendar days, or until May 14, 2018, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s Common Stock must have a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive business days. If the Company does not regain compliance by May 14, 2018, an additional 180 days may be granted to regain compliance, so long as the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market initial listing criteria (except for the bid price requirement) and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period. For instance, the Company could cure the deficiency, either now or during any such second compliance period, through a reverse stock split. The Company is currently focused on regaining compliance by focusing on its primary strategic initiative of identifying and consummating an accretive acquisition transaction; however, the Company may seek to effect a reverse stock split in the future in order to achieve compliance with Nasdaq listing rules. If the Company does not regain compliance within the allotted compliance period(s), certain further procedures may also be available to the Company.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the NASDAQ Listing Rules.

A copy of the press release issued by the Company on November 16, 2017 announcing the receipt of the Notification Letter is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release dated November 16, 2017.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this report that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks are identified and discussed in the Company’s Form 10-K for the year ended December 31, 2016 under Risk Factors in Part I, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.
(Registrant)

Date: November 16, 2017	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Executive Vice President

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